UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Edible Garden AG Incorporated
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Edible Garden Issues Letter Encouraging Shareholders to Vote FOR All Proposals

at June 17, 2026, Annual Meeting

BELVIDERE, N.J., June 15, 2026 (GLOBE NEWSWIRE) -- Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (CEA), locally grown, organic, and sustainable produce and products, today reminds shareholders to vote ahead of the Company’s Annual Meeting of Stockholders, which will be held on Wednesday, June 17, 2026, at 10:00 am Eastern Time.

Dear Fellow Shareholders,

As we approach our Annual Meeting, I would like to thank you for your continued support and share several important developments that reinforce our commitment to building long-term shareholder value.

Over the past year, we have remained focused on executing our strategic vision while taking meaningful steps to improve operational efficiency and strengthen our foundation for sustainable growth. Most recently, we completed a significant logistics transformation across the Metro New York market, transitioning from a traditional Direct Store Delivery (DSD) network to a more efficient direct-to-distribution-center and regional distribution model.

The strategic initiative is expected to generate meaningful cost savings while advancing our sustainability objectives. By leveraging the established distribution infrastructure of our retail partners, Edible Garden anticipates reducing transportation-related expenses, including fuel, labor, vehicle maintenance, insurance, and fleet costs. At the same time, this transition is expected to significantly lower transportation-related carbon emissions. We believe these improvements will support stronger margins, enhance operational performance, and better position Edible Garden for long-term profitable growth.

As we continue to execute on these initiatives and pursue opportunities to create value, your support remains critically important.

Your vote matters.

Regardless of the number of shares you own, we strongly encourage you to vote your shares today. Every vote is important and helps ensure that your voice is represented at the Annual Meeting.

If your shares are held through a broker, bank or other nominee, please remember that your broker cannot vote your shares on these proposals without your instructions.

After careful consideration, Edible Garden’s Board of Directors unanimously recommends that shareholders vote “FOR” all proposals presented in the proxy statement.

If you have already voted, thank you for your participation and support. If you have not yet voted, we respectfully encourage you to do so as soon as possible.

For assistance voting your shares, or if you have any questions regarding the proxy, please contact:

Advantage Proxy, Inc.

Toll-Free: (877) 870-8565

Email: ksmith@advantageproxy.com

On behalf of the Board of Directors and the entire Edible Garden team, thank you for your continued confidence and support. We look forward to building on our progress and advancing our mission of delivering sustainable growth and long-term value for our shareholders.

Sincerely,

James E. Kras

Chairman, Chief Executive Officer and President

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ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), delivering locally grown, organic, better-for-you, sustainable produce and products through its Zero-Waste Inspired® next-generation farming model. Available in over 6,000 retail locations across the United States, Caribbean, and South America, Edible Garden is at the forefront of the CEA and sustainability technology movement, distinguished by its advanced safety-in-farming protocols, sustainable packaging, patented GreenThumb software, and innovative Self-Watering in-store displays. The Company operates state-of-the-art, vertically integrated greenhouses and processing facilities, including Edible Garden Heartland in Grand Rapids, Michigan; Edible Garden Prairie Hills in Webster City, Iowa; and its headquarters at Edible Garden Belvidere in New Jersey. It also partners with a network of contract growers strategically located near major U.S. markets to ensure freshness and reduce environmental impact. The Company is also expanding its Prairie Hills facility in Webster City, Iowa, into a dedicated ready-to-drink (RTD) clean nutrition manufacturing hub, supporting its Farm-to-Formula® strategy and its transformation into higher-margin, shelf-stable nutrition categories.

Edible Garden’s proprietary GreenThumb 2.0 software—protected by U.S. Patents US 11,158,006 B1, US 11,410,249 B2, and US 11,830,088 B2—optimizes vertical and traditional greenhouse growing conditions while aiming to reduce food miles. Its patented Self-Watering display (U.S. Patent No. D1,010,365) is designed to extend plant shelf life and elevate in-store presentation. In addition to its core CEA operations, Edible Garden owns three patents in advanced aquaculture technologies: a closed-loop shrimp farming system (US 6,615,767 B1), a modular recirculating aquaculture setup with automated water treatment and feeding (US 10,163,199 B2), and a sensor-driven ammonia control method utilizing electrolytic chlorine generation (US 11,297,809 B1).

The Company has been recognized as a FoodTech 500 firm by Forward Fooding, is a multi-year participant in Walmart’s Project Gigaton and a Giga Guru designee and has received NRG’s Excellence in Energy Award for its commitment to measurable environmental performance and energy stewardship. Edible Garden also develops and markets a growing line of nutrition and specialty food products, including Vitamin Way® and Vitamin Whey®—plant and whey protein powders—and Kick. Sports Nutrition, a premium performance line for health-conscious athletes seeking cleaner, better-for-you options. The Company’s offerings further include fresh, sustainable condiments such as Pulp fermented gourmet and chili-based sauces, as well as Pickle Party, a collection of fermented fresh pickles and krauts.

Learn more at https://ediblegardenag.com

For Pulp products, visit https://www.pulpflavors.com.

For Vitamin Whey® products, visit https://vitaminwhey.com.

For Kick. Sports Nutrition products, visit https://kicksportsnutrition.net/

Watch the Company’s latest corporate video here.

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the results of the Company’s strategic initiatives, the Company’s ability to improve its financial and operational results, the Company’s ability to achieve profitable growth, the Company’s growth strategies, the Company’s ability to expand and develop into new product lines, and its performance as a public company. The words “anticipate” “believe,” “continue,” “design,” “expect,” “focus,” “intend,” “look forward,” “mission,” “objective,” “seek,” “strategy,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, market and other conditions and the Company’s ability to achieve its growth objectives, and other factors set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2025 and subsequent quarterly reports on Form 10-Q. Actual results might differ materially from those explicit or implicit in the forward-looking statements. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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